UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 20, 2015

Patriot National, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36804	46-4151376

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Las Olas Boulevard, Suite 1650 Fort Lauderdale, Florida	33301
(Address of Principal Executive Offices)	(Zip Code)

(954) 670-2900

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 20, 2015 (the “Signing Date”), Patriot National, Inc. (the “Company”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Global HR Research LLC, a Florida limited liability company (“Global HR”), In Touch Holdings LLC, a Florida limited liability company (“ITH”), the members of Global HR (together with ITH, the “Sellers”) and Brandon G. Phillips as the Sellers’ Representative, pursuant to which, subject to the satisfaction or waiver of certain conditions, the Company will acquire all of the outstanding membership interests of Global HR (the “Transaction”). The Transaction is expected to close on the later of (i) three business days following the satisfaction of certain customary closing conditions and (ii) August 25, 2015 (the “Closing Date”). One of the Company’s independent directors, Austin J. Shanfelter, indirectly controls Global HR. Mr. Shanfelter owns 84% of the equity interests in ITH, which owns 75.5% of the equity interests of Global HR.

The purchase price for the Transaction is (i) $24,000,000 in cash (the “Cash Consideration”) and (ii) 1,062,574 shares of common stock of the Company (the “Stock Consideration”), subject to adjustment based on the estimated net working capital of Global HR on the Closing Date. The number of shares of common stock of the Company to be issued was determined by dividing $18,000,000 by the closing stock price of the Company’s common stock on the Signing Date. If the revenues for Global HR for its fiscal year 2016 are less than $12,800,000, then ITH will forfeit and return 10% of its Stock Consideration to the Company.

The Purchase Agreement contains certain customary representations and warranties accompanied by certain indemnification rights. The Purchase Agreement also contains certain customary and other closing conditions, including (i) the requirement that the Company prepare and file with the Securities and Exchange Commission (“SEC”) as promptly as practicable following the Signing Date a definitive information statement and other related material to be distributed to the stockholders of the Buyer in connection with the Transaction, and that the time period following delivery of such information statement under applicable SEC rules have passed and (ii) that the Company obtain all consents necessary to consummate the Transaction, including the consent of its stockholders to issue shares of the Company’s common stock to an entity controlled by one of the Company’s directors.

Under the Purchase Agreement, on the Closing Date, the Company will deposit into escrow $500,000 from the Cash Consideration and 94,451 shares of common stock of the Company from the Stock Consideration for the purpose of securing (i) any purchase price adjustment to be paid by the Sellers and (ii) certain indemnification obligations of the Sellers.

On the Closing Date, the Company will also enter into a Registration Rights Agreement pursuant to which the Company will provide the Sellers with piggyback registration rights, subject to cutbacks and other customary provisions.

The issuance of the Stock Consideration is intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Company expects to rely upon Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, as the offer and sale of the Company’s common stock pursuant to the Transaction does not involve a public offering and further upon reliance on the representation by each Seller who will receive Stock Consideration that it is acquiring the shares for its own account, for investment only, and not with a view to any resale or public distribution thereof.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure under Item 1.01 is incorporated by reference into this Item 3.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL, INC.

Date: July 21, 2015	By:	/s/ Christopher A. Pesch

	Name:	Christopher A. Pesch
	Title:	Executive Vice President, General Counsel, Chief Legal Officer and Secretary